As filed with the United States Securities and Exchange Commission on January 25, 2022.

No. 333-256818

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

L Catterton Latin America Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

599 West Putnam Avenue

Greenwich, CT 06830

203-629-4901

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan Reid

599 West Putnam Avenue

Greenwich, CT 06830

203-629-4901

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Daniel L. Forman, Esq. Steven R. Burwell, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000	Hayden Isbister Mourant Ozannes PO Box 1348 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands (315) 949-4123	William B. Nelson Shearman & Sterling LLP Bank of America Tower 800 Capitol Street, Suite 2200 Houston, Texas 77002 (713) 354-4900

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	23,000,000 units	$10.00	$230,000,000	$21,321
Class A ordinary shares included as part of the units(3)	23,000,000 shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	11,500,000 warrants	—	—	— (4)
Total			$230,000,000	$21,321(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

L Catterton Latin America Acquisition Corp is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-256818) (as amended, the “Registration Statement”) as an exhibits-only filing to file the consent of BDO USA, LLP filed herewith as Exhibit 23.1 in order to update the consent previously filed with the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit		Description

1.1	*	Form of Underwriting Agreement

3.1	*	Memorandum and Articles of Association

3.2	*	Amended and Restated Memorandum and Articles of Association

4.1	*	Specimen Unit Certificate

4.2	*	Specimen Class A Ordinary Share Certificate

4.3	*	Specimen Warrant Certificate (included in Exhibit 4.4)

4.4	*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	*	Opinion of Proskauer Rose LLP

5.2	*	Opinion of Mourant Ozannes, Cayman Islands Legal Counsel to the Registrant

10.1	*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.2	*	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto

10.3	*	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor

10.4	*	Form of Indemnity Agreement

10.5	*	Form of Administrative Services Agreement between the Registrant and the Sponsor

10.6	*	Promissory Note, dated March 26, 2021, issued to the Sponsor

10.7	*	Securities Subscription Agreement, dated March 26, 2021, between the Registrant and the Sponsor

10.8	*	Form of Letter Agreement among the Registrant, the Sponsor and each director and executive officer of the Registrant

10.9	*	Amendment to Promissory Note, dated December 17, 2021

23.1		Consent of BDO USA, LLP

23.2	*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

23.3	*	Consent of Mourant Ozannes (included in Exhibit 5.2)

24*		Power of Attorney (included on signature page to the initial filing of this Registration Statement)

99.1	*	Consent of Emilio Bassini, Director Nominee

99.2	*	Consent of Francisco De Narvaez, Director Nominee

99.3	*	Consent of Alejandro Weinstein, Director Nominee

*	Previously filed with the Registration Statement on Form S-1

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, Connecticut on the 25th day of January, 2022.

L Catterton Latin America Acquisition Corp

By:	/s/ Ricardo Salmon
Name: Ricardo Salmon
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Dirk Donath	Executive Chairman	January 25, 2022

/s/ Ricardo Salmon Ricardo Salmon	Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2022

* Rebecca Franco	Controller (Principal Accounting Officer)	January 25, 2022

*By:	/s/ Ricardo Salmon
Ricardo Salmon as attorney-in-fact

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